Contact:	Marissa Vidaurri
Investor Relations
(512) 683-5215

National Instruments Reports Record Revenue for a First Quarter of $312 Million
Net income up 34 percent year over year

Q1 2018 Highlights
•	Revenue of $312 million, up 4 percent year over year
•	GAAP gross margin of 76 percent and non-GAAP gross margin of 77 percent
•	GAAP net income of $24 million, up 34 percent year over year
•	Non-GAAP net income of $34 million, up 26 percent year over year
•	Fully diluted GAAP EPS of $0.18 and fully diluted non-GAAP EPS of $0.26
•	EBITDA of $46 million
•	Cash and short-term investments of $415 million as of March 31, 2018

AUSTIN, Texas - April 26, 2018 - National Instruments (Nasdaq: NATI) today announced Q1 2018 revenue of $312 million, up 4 percent year over year.

In Q1 2018, the value of the company's total orders was up 5 percent year over year; orders under $20,000 were up 2 percent year over year; and orders over $20,000 were up 7 percent year over year.

GAAP net income for Q1 was $24 million, with fully diluted earnings per share (EPS) of $0.18, and non-GAAP net income was $34 million, with non-GAAP fully diluted EPS of $0.26. EBITDA, or Earnings Before Interest, Taxes, Depreciation and Amortization, was $46 million for Q1.

In Q1, GAAP gross margin was 76 percent and non-GAAP gross margin was 77 percent. Total GAAP operating expenses were $209 million, up 4 percent year over year. Total non-GAAP operating expenses were up 4 percent year over year at $199 million. GAAP operating margin was 9 percent in Q1, with GAAP operating income of $28 million, up 26 percent year over year. Non-GAAP operating margin was 13 percent in Q1, with non-GAAP operating income of $40 million, up 17 percent year over year.

"I am pleased with the strong software revenue growth this quarter. We believe our software-based platform is our most critical differentiator, and its continued growth signals strength in our market position," said Alex Davern, NI president and CEO. "I am also encouraged by the strong performance of our broad-based data acquisition portfolio. These products provide measurement capabilities to systems across many applications and industries, which has long been a strength of NI."

Karen Rapp, NI CFO, said, "I am pleased with our discipline to execute to our operating model that enabled us to deliver on our operating income target this quarter, despite lower than expected revenue. In Q2, we want to continue to deliver on our profit goals while continuing to increase our backlog to improve efficiency and visibility."

Geographic revenue in U.S. dollar terms for Q1 2018 compared with Q1 2017 was up 1 percent in the Americas, flat in APAC and up 11 percent in EMEIA. Excluding the impact of foreign currency exchange, revenue was up 1 percent in the Americas, down 4 percent in APAC and up 5 percent in EMEIA. Historical revenue from these three regions can be found on NI's investor website at ni.com/nati.

On January 1, 2018, NI adopted ASC Topic 606 for revenue recognition. See the schedule attached to this press release regarding the impact of adopting the new GAAP rules on NI's operating results for Q1 2018.  NI does not expect these changes under ASC Topic 606 to have a significant impact on its financial results during the remainder of the year.

As of March 31, 2018, NI had $415 million in cash and short-term investments. During Q1, NI paid $30 million in dividends. The NI Board of Directors approved a dividend of $0.23 per share payable on June 4, 2018, to stockholders of record on May 14, 2018.
The company's non-GAAP results exclude the impact of stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, and restructuring charges. Reconciliations of the company's GAAP and non-GAAP results are included as part of this news release.

Change in Non-GAAP Results Presentation
In the second quarter of 2018, NI began moving toward more frequent releases for many of its software products. Accordingly, the effects of software capitalization and software amortization will be excluded from its Non-GAAP results starting in Q2. Specifically, the company started applying agile development methodologies which are characterized by a more dynamic development process with more frequent and iterative revisions to a product release's features and functions as the software is being developed. Due to the shorter development cycle and focus on rapid production associated with agile development, NI expects that for a significant majority of its software development projects the costs incurred subsequent to the achievement of technological feasibility will be immaterial in future periods and it expects to record significantly less capitalized software development costs than under its historical software development approaches. NI also expects amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized over the next four years.
Beginning with the non-GAAP metrics included in its guidance for the three months ended June 30, 2018, NI has excluded the net effects of capitalization and amortization of software development costs from its non-GAAP operating results, along with its previously excluded non-GAAP items. NI believes these changes will be useful to investors as they will provide greater comparability between its R&D spend in future periods. Beginning with its non-GAAP operating results reported for the three months ended June 30, 2018, NI will provide a reconciliation of GAAP to Non-GAAP Cost of Sales, Gross Margin, R&D Expense, Operating Expenses, Operating Income, Income Before Taxes, Income Taxes and Net Income reflecting this revised calculation method.
Guidance
NI currently expects Q2 revenue to be in the range of $320 million to $350 million, which would be a new Q2 record at the midpoint. The company currently expects that GAAP fully diluted EPS will be in the range of $0.15 to $0.29 for Q2, with non-GAAP fully diluted EPS expected to be in the range of $0.23 to $0.37.
Non-GAAP Presentation

In addition to disclosing results determined in accordance with GAAP, NI discloses certain non-GAAP operating results and non-GAAP information that exclude certain charges. In this news release, the company has presented its gross profit, gross margin, operating expenses, operating income, operating margin, income before income taxes, provision for income taxes, net income and basic and fully diluted EPS for the three-month periods ending March 31, 2018 and 2017, on a GAAP and non-GAAP basis. NI is also providing guidance on its non-GAAP fully diluted EPS. The company is not able to provide guidance on its GAAP tax rate or a related reconciliation without unreasonable efforts since its future GAAP tax rate depends on its future stock price and related information that is not currently available.
When presenting non-GAAP information, the company includes a reconciliation of the non-GAAP results to the GAAP results. Management believes that including the non-GAAP results assists investors in assessing the company's operational performance and its performance relative to its competitors. The company presents these non-GAAP results as a complement to results provided in accordance with GAAP, and these results should not be regarded as a substitute for GAAP. Management uses these non-GAAP measures to manage and assess the profitability and performance of its business and does not consider stock-based compensation expense, amortization of acquisition-related intangibles, acquisition-related transaction costs, and restructuring charges in managing its operations. Specifically, management uses non-GAAP measures to plan and forecast future periods; to establish operational goals; to compare with its business plan and individual operating budgets; to measure management performance for the purposes of executive compensation, including payments to be made under bonus plans; to assist the public in measuring the company's performance relative to the company's long-term public performance goals; to allocate resources; and, relative to the company's historical financial performance, to enable comparability between periods. Management also considers such non-GAAP results to be an important supplemental measure of its performance.

This news release discloses the company's EBITDA for the three-month periods ending March 31, 2018 and 2017. The company believes that including the EBITDA results assists investors in assessing the company's operational performance relative to its competitors. A reconciliation of EBITDA to GAAP net income is included with this news release.

Conference Call Information and Availability of Presentation Materials
Interested parties can listen to the Q1 2018 earnings conference call with NI management today, Apr. 26, at 4:00 p.m. CT at ni.com/call. Replay information is available by calling (855) 859-2056, confirmation code 5171699, shortly after the call through Apr. 29 at 10:00 p.m. CT or by visiting the company's website at ni.com/call. Presentation materials referred to on the conference call can be found at ni.com/nati.

Forward-Looking Statements
This release contains "forward-looking statements" including statements regarding that our software-based platform is our most critical differentiator and its continued growth signals strength in our market position, being encouraged by the strong performance of our broad-based data acquisition portfolio, that in Q2 we want to continue to deliver on our profit goals while continuing to increase our backlog to improve efficiency and visibility, not expecting these changes under ASC Topic 606 to have a significant impact on its financial results during the remainder of the year, our Q2 revenue guidance, expecting that GAAP fully diluted EPS will be in the range of $0.15 to $0.29 for Q2, with non-GAAP fully diluted EPS expected to be in the range of $0.23 to $0.37, expecting that for a significant majority of its software development projects the costs incurred subsequent to the achievement of technological feasibility will be immaterial in future periods, expecting to record significantly less capitalized software development costs than under its historical software development approaches, expecting amortization of previously capitalized software development costs to steadily decline as previously capitalized software development costs become fully amortized over the next four years, believing these changes will be useful to investors as they will provide greater comparability between its R&D spend in future periods, and that beginning with its non-GAAP operating results reported for the three months ended June 30, 2018 NI will provide a reconciliation of GAAP to Non-GAAP Cost of Sales, Gross Margin, R&D Expense, Operating Expenses, Operating Income, Income Before Taxes, Income Taxes and Net Income reflecting this revised calculation method. These statements are subject to a number of risks and uncertainties, including the risk of adverse changes or fluctuations in the global economy, foreign exchange fluctuations, fluctuations in demand for NI products including orders from NI's large customers, component shortages, delays in the release of new products, NI's ability to effectively manage its operating expenses, manufacturing inefficiencies and the level of capacity utilization, the impact of any recent or future acquisitions by NI, expense overruns, adverse effects of price changes or effective tax rates. Actual results may differ materially from the expected results.

NI directs readers to its Form 10-K for the year ended Dec. 31, 2017 and the other documents it files with the SEC for other risks associated with the NI's future performance.

About NI
NI (ni.com) empowers engineers and scientists with a software-centric platform that incorporates modular hardware and an expansive ecosystem. This proven approach puts users firmly in control of defining what they need to accelerate their system design within test, measurement and control. NI's solution helps build high-performance systems that exceed requirements, quickly adapt to change and ultimately improve the world. (NATI-F)

LabVIEW, National Instruments, NI and ni.com are trademarks of National Instruments. Other product and company names listed are trademarks or trade names of their respective companies.

National Instruments
Condensed Consolidated Balance Sheets
(in thousands)

	March 31,	December 31,
	2018	2017
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$250,365	$290,164
Short-term investments	164,159	121,888
Accounts receivable, net	242,291	248,825
Inventories, net	193,273	184,592
Prepaid expenses and other current assets	65,701	48,621
Total current assets	915,789	894,090

Property and equipment, net	248,799	249,715
Goodwill	269,620	266,783
Intangible assets, net	126,242	123,293
Other long-term assets	31,155	32,553
Total assets	$1,591,605	$1,566,434

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable and accrued liabilities	$52,856	$49,733
Accrued compensation	34,640	43,309
Deferred revenue - current	127,766	120,638
Other current liabilities	32,478	23,782
Other taxes payable	28,229	31,793
Total current liabilities	275,969	269,255

Deferred income taxes	32,774	33,609
Liability for uncertain tax positions	10,486	10,158
Income tax payable - long-term	81,515	81,515
Deferred revenue - long-term	31,021	33,742
Other long-term liabilities	10,134	10,134
Total liabilities	$441,899	$438,413

Stockholders' equity:
Preferred stock	$—	$—
Common stock	1,312	1,310
Additional paid-in capital	846,743	829,979
Retained earnings	315,951	313,241
Accumulated other comprehensive loss	(14,300)	(16,509)
Total stockholders' equity	1,149,706	1,128,021
Total liabilities and stockholders' equity	$1,591,605	$1,566,434

National Instruments
Condensed Consolidated Statements of Income
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net sales:
Product	$280,359	$271,512
Software maintenance	31,538	28,594
Total net sales	311,897	300,106

Cost of sales:
Product	72,317	75,196
Software maintenance	2,206	1,328
Total cost of sales	74,523	76,524

Gross profit	237,374	223,582

Operating expenses:
Sales and marketing	120,117	117,258
Research and development	61,843	58,263
General and administrative	27,277	25,743
Total operating expenses	209,237	201,264

Operating income	28,137	22,318

Other income (expense):
Interest income	1,015	343
Net foreign exchange (loss) gain	979	82
Other (expense) income, net	(519)	431

Income before income taxes	29,612	23,174

Provision for income taxes	5,344	5,026

Net income	$24,268	$18,148

Basic earnings per share	$0.19	$0.14
Diluted earnings per share	$0.18	$0.14

Weighted average shares outstanding -
Basic	131,127	129,438
Diluted	132,624	130,108

Dividends declared per share	$0.23	$0.21

National Instruments
Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Cash flow from operating activities:
Net income	$24,268	$18,148
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,436	18,669
Stock-based compensation	8,204	6,402
Tax benefit from deferred income taxes	(2,046)	(2,984)
Net change in operating assets and liabilities	(7,879)	6,441
Net cash provided by operating activities	39,983	46,676

Cash flow from investing activities:
Capital expenditures	(8,115)	(10,811)
Capitalization of internally developed software	(7,668)	(11,624)
Additions to other intangibles	(2,855)	(525)
Purchases of short-term investments	(52,355)	(25,253)
Sales and maturities of short-term investments	10,211	11,931
Net cash used by investing activities	(60,782)	(36,282)

Cash flow from financing activities:
Proceeds from issuance of common stock	8,600	7,817
Dividends paid	(30,177)	(27,201)
Net cash used by financing activities	(21,577)	(19,384)

Impact of changes in exchange rates on cash	2,577	2,715

Net change in cash and cash equivalents	(39,799)	(6,275)
Cash and cash equivalents at beginning of period	290,164	285,283
Cash and cash equivalents at end of period	$250,365	$279,008

The following tables provide details with respect to the amount of GAAP charges related to stock-based compensation, amortization of acquisition-related intangibles, acquisition-related transaction costs, and restructuring charges that were recorded in the line items indicated below (unaudited) (in thousands)

	Three Months Ended
	March 31,
	2018	2017
Stock-based compensation
Cost of sales	$724	$575
Sales and marketing	3,338	2,626
Research and development	2,518	2,054
General and administrative	1,623	1,224
Provision for income taxes	(1,658)	(1,675)
Total	$6,545	$4,804

Amortization of acquisition intangibles
Cost of sales	$902	$1,590
Sales and marketing	537	478
Research and development	28	263
Provision for income taxes	(192)	(554)
Total	$1,275	$1,777

Acquisition transaction costs, restructuring charges, and other
Cost of sales	$28	$336
Sales and marketing	1,645	2,375
Research and development	209	399
General and administrative	612	177
Provision for income taxes	(553)	(1,065)
Total	$1,941	$2,222

National Instruments Reconciliation of GAAP to Non-GAAP Measures (in thousands, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Reconciliation of Gross Profit to Non-GAAP Gross Profit
Gross profit, as reported	$237,374	$223,582
Stock-based compensation	724	575
Amortization of acquisition intangibles	902	1,590
Acquisition transaction costs, restructuring charges, and other	28	336
Non-GAAP gross profit	$239,028	$226,083
Non-GAAP gross margin	76.6%	75.3%

Reconciliation of Operating Expenses to Non-GAAP Operating Expenses
Operating expenses, as reported	$209,237	$201,264
Stock-based compensation	(7,479)	(5,904)
Amortization of acquisition intangibles	(565)	(741)
Acquisition transaction costs, restructuring charges, and other	(2,466)	(2,951)
Non-GAAP operating expenses	$198,727	$191,668

Reconciliation of Operating Income to Non-GAAP Operating Income
Operating income, as reported	$28,137	$22,318
Stock-based compensation	8,203	6,479
Amortization of acquisition intangibles	1,467	2,331
Acquisition transaction costs, restructuring charges, and other	2,494	3,287
Non-GAAP operating income	$40,301	$34,415
Non-GAAP operating margin	12.9%	11.5%

Reconciliation of Income before income taxes to Non-GAAP Income before income taxes
Income before income taxes, as reported	$29,612	$23,174
Stock-based compensation	8,203	6,479
Amortization of acquisition intangibles	1,467	2,331
Acquisition transaction costs, restructuring charges, and other	2,494	3,287
Non-GAAP income before income taxes	$41,776	$35,271

Reconciliation of Provision for income taxes to Non-GAAP Provision for income taxes
Provision for income taxes, as reported	$5,344	$5,026
Stock-based compensation	1,658	1,675
Amortization of acquisition intangibles	192	554
Acquisition transaction costs, restructuring charges, and other	553	1,065
Non-GAAP provision for income taxes	$7,747	$8,320

Reconciliation of GAAP Net Income, Basic EPS and Diluted EPS to Non-GAAP Net Income, Non-GAAP Basic EPS and Non-GAAP Diluted EPS
(in thousands, except per share data, unaudited)

	Three Months Ended
	March 31,
	2018	2017
Net income, as reported	$24,268	$18,148
Adjustments to reconcile net income to non-GAAP net income:
Stock-based compensation, net of tax effect	6,545	4,804
Amortization of acquisition intangibles, net of tax effect	1,275	1,777
Acquisition transaction costs, restructuring, and other, net of tax effect	1,941	2,222
Acquisition-related fair value adjustments	—	—
Non-GAAP net income	$34,029	$26,951

Basic EPS, as reported	$0.19	$0.14
Adjustment to reconcile basic EPS to non-GAAP
basic EPS:
Impact of stock-based compensation, net of tax effect	0.05	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.01	0.02
Non-GAAP basic EPS	$0.26	$0.21

Diluted EPS, as reported	$0.18	$0.14
Adjustment to reconcile diluted EPS to non-GAAP diluted EPS
Impact of stock-based compensation, net of tax effect	0.05	0.04
Impact of amortization of acquisition intangibles, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.02	0.02
Non-GAAP diluted EPS	$0.26	$0.21

Weighted average shares outstanding -
Basic	131,127	129,438
Diluted	132,624	130,108

National Instruments Reconciliation of Net Income to EBITDA (in thousands, unaudited)

	Three Months Ended
	March 31,
	2018	2,017
Net income, as reported	$24,268	$18,148
Adjustments to reconcile net income to EBITDA:
Interest income, net	(927)	(86)
Tax expense	5,344	5,026
Depreciation and amortization	17,436	18,669
EBITDA	$46,121	$41,757
Weighted average shares outstanding - Diluted	132,624	130,108

Reconciliation of GAAP to Non-GAAP EPS Guidance
(unaudited)
	Three Months Ended
	June 30, 2018

	Low	High
GAAP Fully Diluted EPS, guidance	$0.15	$0.29
Adjustment to reconcile diluted EPS to non-GAAP
diluted EPS:
Impact of stock-based compensation, net of tax effect	0.04	0.04
Impact of amortization of acquisition intangibles and acquisition accounting adjustments, net of tax effect	0.01	0.01
Impact of acquisition transaction costs, restructuring, and other, net of tax effect	0.01	0.01
Impact of capitalization and amortization of internally developed software costs, net of tax effect	0.02	0.02
Non-GAAP diluted EPS, guidance	$0.23	$0.37

Schedule of Impact of Adoption of ASC 606 on Q1 2018 Results (in thousands, unaudited, except per share data)
	For the three month period ended March 31, 2018
	As Reported	Without Adoption of ASC Topic 606	Effect of Adoption Increase/(Decrease)

Net Sales
Products	$280,359	$273,947	$6,412
Software Maintenance	31,538	31,538	—
Total net sales	311,897	305,485	6,412

Operating Expenses	209,237	209,260	(23)

Operating Income	28,137	21,702	6,435

Provision for income taxes	5,344	4,186	1,158

Net income	$24,268	$18,991	$5,277
		—
Basic earnings per share	$0.19	$0.15	$0.04
Diluted earnings per share	$0.18	$0.14	$0.04